                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Manpower Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                 MANPOWER INC.
                            5301 NORTH IRONWOOD ROAD
                           MILWAUKEE, WISCONSIN 53217

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 26, 1999

To the Shareholders of Manpower Inc.:

     The 1999 Annual Meeting of Shareholders of Manpower Inc. (the "Company") will be held at the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, on April 26, 1999 at 10 a.m., local time, for the following purposes:

     (1) To elect two directors to serve until 2002 as Class III directors;

     (2) To increase the number of shares authorized for issuance under the 1994 Executive Stock Option and Restricted Stock Plan of Manpower Inc.;

     (3) To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for 1999; and

     (4) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on February 22, 1999 are entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof.

     HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT IN PERSON OR BY PROXY IN ORDER FOR THE ANNUAL MEETING TO BE HELD. THEREFORE, SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                          Michael J. Van Handel, Secretary

March 30, 1999

                                 MANPOWER INC.
                            5301 NORTH IRONWOOD ROAD
                           MILWAUKEE, WISCONSIN 53217

                                 MARCH 30, 1999

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Manpower Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at 10 a.m., local time, on April 26, 1999, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin.

     The expenses of printing and mailing proxy material, including expenses involved in forwarding material to beneficial owners of stock, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company or its subsidiaries may solicit the return of proxies from certain shareholders by telephone. In addition, the Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee of approximately $7,000 plus expenses.

     Only shareholders of record at the close of business on February 22, 1999 (the "Record Date") are entitled to notice of and to vote the shares of common stock, $.01 par value (the "Common Stock"), of the Company registered in their name at the Annual Meeting. As of the Record Date, the Company had outstanding 79,140,159 shares of its Common Stock. The presence, in person or by proxy, of a majority of the shares of the Common Stock outstanding on the Record Date will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the quorum. Broker non-votes will not be counted as voting on any matter at the Annual Meeting. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

     This Proxy Statement, Notice of Meeting and the accompanying proxy card, together with the Company's Annual Report to Shareholders, including financial statements for its fiscal year ended December 31, 1998, are being mailed to shareholders of the Company commencing on or about March 30, 1999.

     IF THE ACCOMPANYING PROXY CARD IS PROPERLY SIGNED AND RETURNED TO THE COMPANY AND NOT REVOKED, IT WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. EACH SHAREHOLDER MAY REVOKE A PREVIOUSLY GRANTED PROXY AT ANY TIME BEFORE IT IS EXERCISED BY WRITTEN NOTICE OF REVOCATION OR BY SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE TO THE SECRETARY OF THE COMPANY. ATTENDANCE AT THE ANNUAL MEETING WILL NOT, IN ITSELF, CONSTITUTE REVOCATION OF A PROXY. UNLESS OTHERWISE DIRECTED, ALL PROXIES WILL BE VOTED FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED TO SERVE AS CLASS III DIRECTORS BY THE BOARD OF DIRECTORS, FOR THE INCREASE IN SHARES AUTHORIZED UNDER THE 1994 EXECUTIVE STOCK OPTION AND RESTRICTED STOCK PLAN OF MANPOWER INC., FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999, AND AS RECOMMENDED BY THE BOARD OF DIRECTORS WITH REGARD TO ALL OTHER MATTERS OR, IF NO SUCH RECOMMENDATION IS GIVEN, IN THEIR OWN DISCRETION.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table lists as of the Record Date information as to the persons believed by the Company to be beneficial owners of more than 5% of its outstanding Common Stock:

                  NAME AND ADDRESS OF                       AMOUNT AND NATURE OF    PERCENT OF
                   BENEFICIAL OWNERS                        BENEFICIAL OWNERSHIP     CLASS(1)
                  -------------------                       --------------------    ----------
Montag & Caldwell, Inc..................................       10,076,978(2)          12.7%
1100 Atlanta Financial Center
3343 Peachtree Road, N.E
Atlanta, Georgia 30326
Pacific Financial Research..............................        7,040,400(3)           8.9%
9601 Wilshire Boulevard, Suite 800
Beverly Hills, California 90210
State Farm Mutual Automobile Insurance Company..........        6,160,000(4)           7.8%
One State Farm Plaza
Bloomington, Illinois 61710
Trimark Financial Corporation...........................        5,949,600(5)           7.5%
One First Canadian Place, Suite 5600
P.O. Box 487
Toronto, Ontario M5X 1E5
Canada
FMR Corp................................................        5,086,400(6)           6.4%
82 Devonshire Street
Boston, Massachusetts 02109
PRIMECAP Management Company.............................        4,120,300(7)           5.2%
225 South Lake Avenue, #400
Pasadena, California 91101-3005

---------------
(1) Based on 79,140,159 shares of Common Stock outstanding as of the Record
    Date.

(2) This information is based on a Schedule 13G dated January 5, 1999. Montag & Caldwell, Inc. has no voting power with respect to any shares held and sole investment power with respect to all shares held.

(3) This information is based on a Schedule 13G dated February 11, 1999. Pacific Financial Research has sole voting power and investment power for all shares held.

(4) This information is based on a Schedule 13G dated January 28, 1999. State Farm Mutual Automobile Insurance Company has sole voting and investment power for all shares held.

(5) This information is based on a Schedule 13G dated February 1, 1999. Trimark Financial Corporation has sole voting power and investment power for all shares held.

(6) This information is based on a Schedule 13G dated February 1, 1999. FMR Corp. has sole voting power with respect to 102,600 shares held and sole investment power with respect to 5,086,400 shares held. FMR Corp. filed this
    Schedule 13G jointly with Edward C. Johnson, III, Abigail P. Johnson and its direct and indirect subsidiaries.

(7) This information is based on a Schedule 13G dated January 31, 1999. PRIMECAP Management Company has sole voting and dispositive power with respect to 1,350,300 shares held and shared dispositive power with respect to 2,770,000 shares held.

                            1. ELECTION OF DIRECTORS

     The Company's directors are divided into three classes, designated as Class I, Class II and Class III, with staggered terms of three years each. The term of office of directors in Class III expires at the Annual Meeting. The Board of Directors proposes that the nominees described below, both of whom are currently serving as Class III directors, be elected as Class III directors for a new term of three years ending at the 2002 Annual Meeting and until their successors are duly elected and qualified.

     Nominees receiving the largest number of affirmative votes cast will be elected as directors up to the maximum number of directors to be chosen at the election. Accordingly, any shares not voted affirmatively, whether by abstention, broker non-vote or otherwise, will not be counted as affirmative votes cast for any director.

                                                             PRINCIPAL OCCUPATION
                NAME                                          AND DIRECTORSHIPS
                ----                                         --------------------
                                 NOMINEES FOR DIRECTORS -- CLASS III
Dudley J. Godfrey, Jr................    A shareholder in the law firm of Godfrey & Kahn, S.C.,
  Age 72                                 Milwaukee, Wisconsin. A director of the Company for more
                                         than five years. Also a director of Clarcor Inc.
Marvin B. Goodman....................    Principal shareholder and officer of Manpower Services
  Age 70                                 (Toronto) Limited, a Company franchise in Ontario, Canada
                                         from 1956 to August, 1993. A director of the Company for
                                         more than five years.

                                        CONTINUING DIRECTORS
                               CLASS I DIRECTORS (TERM EXPIRING 2000)
Mitchell S. Fromstein................    President and Chief Executive Officer of the Company since
  Age 71                                 January, 1989, and Chairman of the Board since April, 1989.
                                         President and Chief Executive Officer of the Company's
                                         former principal operating subsidiary from 1976 until 1996 and a director thereof from 1971 until 1996. A director of the Company for more than five years. Also a director of
                                         Aramark Corp.
Dennis Stevenson.....................    Chairman of GPA Group plc, a provider of financing to the
  Age 53                                 aviation industry, and Chairman of Pearson plc, a multimedia company. A director of the Company for more than five years.
                                         Also a director of British Sky Broadcasting Group plc.
John R. Walter.......................    Retired President and Chief Operating Officer of AT&T Corp.
  Age 52                                 from November, 1996 to July, 1997. Chairman and Chief
                                         Executive Officer of R.R. Donnelley & Sons Company, a print and digital information management, reproduction and
                                         distribution company, from 1989 through 1996. A director of the Company since October, 1998. Also a director of Abbott
                                         Laboratories, a pharmaceutical manufacturer, Celestica Inc.,
                                         Jones Lang LaSalle, a real estate firm, Deere & Company, an equipment manufacturer, and Prime Capital Corporation, a
                                         finance company.

                               CLASS II DIRECTORS (TERM EXPIRING 2001)
J. Ira Harris........................    Chairman of J. I. Harris & Associates, a consulting firm,
  Age 60                                 and Vice Chairman of The Pritzker Organization, LLC, a
                                         merchant banking investment management services firm, since
                                         January, 1998. Senior Managing Director of the investment
                                         banking firm of Lazard Freres & Co. LLC until December,
                                         1997. A director of the Company for more than five years.

                                                             PRINCIPAL OCCUPATION
                NAME                                          AND DIRECTORSHIPS
                ----                                         --------------------
Terry A. Hueneke.....................    Executive Vice President of the Company and a director since
  Age 56                                 December, 1995. Senior Vice President -- Group Executive of
                                         the Company's former principal operating subsidiary from
                                         1987 until 1996.
Newton N. Minow......................    Of Counsel to the law firm of Sidley & Austin, Chicago,
  Age 73                                 Illinois, since March, 1991. From 1965 through March, 1991,
                                         Mr. Minow was a partner in the law firm of Sidley & Austin.
                                         A director of the Company for more than five years. Also a director of AON Corporation and Big Flower Press Holdings,
                                         Inc.
Gilbert Palay........................    Consultant to the Company since January, 1994. Senior
  Age 71                                 Executive Vice President of the Company from August, 1991 to
                                         December, 1993 and Senior Executive Vice President of the
                                         Company's former principal operating subsidiary from
                                         September, 1989 to December, 1993. Principal Financial
                                         Officer of the Company from August, 1991 to August, 1993. A director of the Company for more than five years.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors has standing Audit, Executive Compensation, Executive Performance Compensation and Executive Committees. The Board does not have a Nominating Committee. The Board of Directors held six meetings and acted three times by written consent during 1998. Each director attended at least 75% of the full board meetings and meetings of committees on which each served in 1998.

     The Audit Committee consists of Messrs. Minow (Chairman), Godfrey, Goodman and Harris. The functions of the Audit Committee are to: (i) recommend annually to the Board of Directors the appointment of the independent auditors; (ii) review the arrangements for and scope of the annual audit and review the results thereof with the independent auditors; (iii) review and approve non-audit services of the independent auditors and monitor the independence of the Company's auditors; (iv) review compliance with major accounting and audit policies; (v) review management's procedures and policies relative to the adequacy of the Company's internal accounting controls; and (vi) monitor the Company's compliance with the Foreign Corrupt Practices Act and its internal policies with respect to business conduct and conflicts of interest. The Audit Committee held three meetings during 1998.

     The Executive Compensation Committee consists of Mr. Godfrey (Chairman), Mr. Goodman and Mr. Harris. The functions of this Committee are to: (i) establish the compensation of Mr. Fromstein, the Chief Executive Officer of the Company, Mr. Hueneke, Executive Vice President of the Company, and Mr. Joerres, Senior Vice President -- European Operations and Marketing and Major Account Development, subject to ratification by the Board of Directors; (ii) approve the compensation, based on the recommendations of the senior executive officers, of certain other senior executives of the Company and its subsidiaries; (iii) review the compensation of all other senior managers of the Company and its subsidiaries; and (iv) serve as the administrative committee for the Company's stock option and stock purchase plans. Certain performance-based compensation for executive officers must also be approved by the Executive Performance Compensation Committee as discussed below. The Executive Compensation Committee held four meetings and took action by written consent once during 1998.

     The Executive Performance Compensation Committee consists of Messrs. Goodman and Minow. The Executive Performance Compensation Committee acts as the compensation committee of outside directors under Section 162(m) of the Internal Revenue Code ("IRC"). In addition, the Committee serves as a committee of disinterested directors for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and will approve transactions subject to Rule 16b-3 to the extent deemed advisable under the Rule. The Executive Performance Compensation Committee did not meet in 1998. The Executive Performance Compensation Committee, however, took action by written consent once in 1998.

     The Executive Committee consists of Messrs. Fromstein, Godfrey and Palay. This Committee may exercise full authority in the management of the business and affairs of the Company's Board of Directors when the Board of Directors is not in session, except to the extent limited by Wisconsin law, the Company's Articles of Incorporation or By-laws, or as otherwise limited by the Board of Directors. Although the Committee has very broad powers, in practice, it acts only infrequently to take formal action on a specific matter when it would be impractical to call a meeting of the Board of Directors. The Executive Committee did not meet in 1998. The Executive Committee, however, took action by written consent four times in 1998.

REMUNERATION OF DIRECTORS

     Directors of the Company who are not employees of the Company or any of its subsidiaries, are currently entitled to an annual fee of $50,000, inclusive of a retainer and all meeting and committee fees. In addition, each director is reimbursed for travel expenses incurred in connection with attending Board of Directors meetings. In lieu of receiving payment of fees in cash, directors may elect to participate in the 1991 Directors Stock Option Plan or the Deferred Stock Plan.

     Upon adoption of the 1991 Directors Stock Option Plan, Messrs. Godfrey, Harris and Minow each agreed, and Mr. Stevenson was required, to accept stock options over 50,000 shares in lieu of cash fees for five years. The last portion of these options vested in October, 1996 and are all exercisable. In November, 1996, Mr. Godfrey, Mr. Harris and Mr. Minow each agreed, and Mr. Stevenson was required, to accept stock options over 50,000 shares in lieu of cash fees for the five years following the date of grant. Mr. Stevenson was required to accept the options in lieu of cash fees pursuant to the terms of the Plan. The option exercise price for the November, 1996 directors' stock options is $28.00 per share, which was 100% of the closing market price of the Company's Common Stock as reported on the NYSE on the business date immediately preceding the date of grant. These options vest and become exercisable as to one-fifth of the shares on each anniversary of the date of grant, subject to acceleration under certain conditions set forth in the Plan. Upon Mr. Goodman's appointment to the Board of Directors in November, 1993, he also agreed to accept a stock option over 50,000 shares in lieu of cash fees for five years. The last portion of this option vested in November, 1998 and is fully exercisable. In November, 1998, Mr. Goodman agreed to accept a stock option over 32,374 shares in lieu of cash fees for the approximately three years following the date of grant. The option exercise price for Mr. Goodman's stock option is $25.875 per share, which was 100% of the closing market price of the Company's Common Stock as reported on the NYSE on the business date immediately preceding the date of grant. The option is exercisable as to approximately one-third of the shares on each anniversary of the date of grant (subject to acceleration as provided in the Plan). In 1995, Mr. Palay agreed to accept a stock option over 50,000 shares in lieu of cash fees for five years. The option exercise price for Mr. Palay's stock option is $33.875 per share, which was 100% of the closing market price of the Company's Common Stock as reported on the NYSE on the business date immediately preceding the date of grant. Mr. Palay's option is not exercisable until 2000 and vests ratably over the five-year period (subject to acceleration as provided in the Plan). Upon Mr. Walter's appointment to the Board of Directors in October, 1998, he agreed to accept a stock option over 43,541 shares in lieu of cash fees for the approximately three years following the date of grant. The option exercise price for Mr. Walter's stock option is $19.375 per share, which was 100% of the closing market price of the Company's Common Stock as reported on the NYSE on the business date immediately preceding the date of grant. The option vests and becomes exercisable as to approximately one-third of the shares on each anniversary of the date of grant (subject to acceleration as provided in the Plan).

     Certain information with respect to Messrs. Godfrey and Harris is set forth under "EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION," below. Upon his retirement from the Company in 1993, Mr. Palay entered into a consulting agreement with the Company whereby the Company pays Mr. Palay for services rendered, generally at an hourly rate. For the year ended December 31, 1998, the Company paid Mr. Palay approximately $410,000 for services rendered pursuant to this agreement.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Set forth in the table below, as of the Record Date, are the shares of the Company's Common Stock beneficially owned by each director and nominee, each of the named executive officers, and all directors and executive officers of the Company as a group and the shares of the Company's Common Stock that could be acquired within 60 days of the Record Date by such persons.

                                                   COMMON STOCK
                    NAME OF                        BENEFICIALLY        RIGHT TO ACQUIRE         PERCENT OF
                BENEFICIAL OWNER                     OWNED(1)          COMMON STOCK(1)           CLASS(2)
                ----------------                   ------------        ----------------         ----------
Mitchell S. Fromstein...........................       850,383              606,543(3)              1.1%
Terry A. Hueneke................................        57,278               50,000(3)                *
Jeffrey A. Joerres..............................        38,862               33,500(3)                *
Michael J. Van Handel...........................        30,182               23,500(3)                *
Dudley J. Godfrey, Jr...........................        74,000(4)            72,500(5)                *
Marvin B. Goodman...............................        55,698(6)            52,698(5)                *
J. Ira Harris...................................        82,500(7)            72,500(5)                *
Newton N. Minow.................................        89,016(8)            72,500(5)                *
Gilbert Palay...................................       300,022              191,604(3)(5)             *
Dennis Stevenson................................        74,000               72,500(5)                *
John R. Walter..................................         4,554                4,554(5)                *
All Directors and Executive Officers as a
  group.........................................     1,656,495            1,252,399                 2.1%

---------------
(1) Except as indicated below, all shares shown in this column are owned with sole voting and investment power. Amounts shown in the Right to Acquire Common Stock column are also included in the Common Stock Beneficially Owned column.

(2) Except as indicated, no person named in the table beneficially owns more than 1% of the outstanding shares of Common Stock. The percentage is based on the column entitled Common Stock Beneficially Owned.

(3) Common Stock that may be acquired within 60 days of the date hereof through the exercise of stock options.

(4) Includes 500 shares held by Mr. Godfrey's spouse and 500 shares held in trust.

(5) Includes the vested portion of options held under the 1991 Directors Stock Option Plan.

(6) Includes 1,000 shares held by Mr. Goodman's spouse.

(7) Includes 10,000 shares held in a living trust for the benefit of Mr. Harris.

(8) Includes 12,500 shares held in a living trust for the benefit of Mr. Minow and 2,200 shares held in a living trust for the benefit of his spouse. The total also includes 1,800 shares held in a family charitable foundation, as to which Mr. Minow disclaims beneficial ownership.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table (the "Summary Compensation Table") sets forth the compensation for the past three years of each of the Company's executive officers:

                                           ANNUAL COMPENSATION                          LONG TERM COMPENSATION
                            --------------------------------------------------   ------------------------------------
                                                                                         AWARDS             PAYOUTS
                                                                                 -----------------------   ----------
                                                                                              SECURITIES
                                                                                 RESTRICTED   UNDERLYING
         NAME AND                                              OTHER ANNUAL        STOCK       OPTIONS/       LTIP
    PRINCIPAL POSITION      YEAR   SALARY($)    BONUS($)    COMPENSATION($)(1)   AWARDS($)     SARS(#)     PAYOUTS($)
    ------------------      ----   ---------   ----------   ------------------   ----------   ----------   ----------
M.S. Fromstein              1998   $860,000    $1,237,208(2)       $2,680           --              --        --
  Chairman of the Board,    1997    860,000     3,567,711           3,749           --              --        --
  President and Chief       1996    860,000     3,211,174           7,631           --              --        --
  Executive Officer
T. A. Hueneke               1998   $350,000    $  400,000(3)       $2,680           --              --        --
  Executive Vice            1997    350,000       820,234           3,749           --              --        --
  President                 1996    350,000       697,714(4)            0           --              --        --
J. A. Joerres               1998   $300,000    $  300,000          $2,680           --          50,000        --
  Senior Vice President --
  European Operations and
  Marketing and Major
  Account Development(5)
M. J. Van Handel            1998   $225,000    $  150,000              0            --          25,000        --
  Senior Vice President --  1997    150,000        75,000              0            --              --        --
  Chief Financial Officer,  1996    143,151        50,000              0            --          10,000        --
  Treasurer and Secretary


         NAME AND              ALL OTHER
    PRINCIPAL POSITION      COMPENSATION($)
    ------------------      ---------------
M.S. Fromstein                    --
  Chairman of the Board,          --
  President and Chief             --
  Executive Officer
T. A. Hueneke                     --
  Executive Vice                  --
  President                       --
J. A. Joerres                     --
  Senior Vice President --
  European Operations and
  Marketing and Major
  Account Development(5)
M. J. Van Handel                  --
  Senior Vice President --        --
  Chief Financial Officer,        --
  Treasurer and Secretary

---------------
(1) "Other Annual Compensation" includes the discount associated with purchases of Common Stock under the Manpower 1990 Employee Stock Purchase Plan. The Manpower 1990 Employee Stock Purchase Plan is available to all U.S. employees (meeting certain qualifying standards) and employees in certain other countries and is described below. See "Stock Purchase Plans."

(2) Mr. Fromstein's bonus calculated pursuant to the terms of his employment agreement would have been $2,848,958 in 1998. Mr. Fromstein voluntarily agreed to a $1,611,750 reduction in his 1998 bonus in recognition of the 1998 charge to earnings for the write-down of capitalized software.

(3) Mr. Hueneke's bonus calculated pursuant to the terms of his employment agreement would have been $609,940 in 1998. Mr. Hueneke voluntarily agreed to a $209,940 reduction in his 1998 bonus in recognition of the 1998 charge to earnings for the write-down of capitalized software.

(4) Includes deferred bonus amounts.

(5) Mr. Joerres was appointed as an executive officer of the Company in July, 1998. Accordingly, information for years prior to 1998 is not included in the table.

EMPLOYEE STOCK OPTION AND RESTRICTED STOCK PLANS

     The Company maintains several plans pursuant to which incentive and non-statutory stock options, restricted stock and SARs (stock appreciation rights) have been granted in the past and/or may be granted in the future. Participation is generally limited to full-time employees of the Company or its subsidiaries. The option exercise price of all options granted under the Company's plans to executive officers of the Company has been l00% of the closing market price as reported on the NYSE for the business day immediately prior to the date of grant. Directors of the Company who are not full-time employees may participate in the 1991 Directors Stock Option Plan or the Deferred Stock Plan, as described on page 5 hereof.

     The following table summarizes certain information concerning option grants to the named executive officers of the Company during 1998:

                        OPTION/SAR GRANTS IN FISCAL 1998

                                                                                                 GRANT DATE
                                                       INDIVIDUAL GRANTS                            VALUE
                                    --------------------------------------------------------    -------------
                                     NUMBER OF       % OF TOTAL
                                     SECURITIES     OPTIONS/SARS     EXERCISE
                                     UNDERLYING      GRANTED TO      OR BASE                        GRANT
                                    OPTIONS/SARS    EMPLOYEES IN      PRICE       EXPIRATION    DATE PRESENT
               NAME                 GRANTED (#)     FISCAL YEAR     ($/SH)(1)        DATE       VALUE ($)(2)
               ----                 ------------    ------------    ----------    ----------    -------------
Mitchell S. Fromstein.............          --           --                --            --             --
Terry A. Hueneke..................          --           --                --            --             --
Jeffrey A. Joerres................    50,000(3)         6.3%         $22.1875      12/02/08       $235,705
Michael J. Van Handel.............    25,000(3)         3.1%          22.1875      12/02/08        117,853

---------------
(1) All options were granted at 100% of the fair market value of the date of grant.

(2) Present value is determined by using the Black-Scholes option pricing model. The Grant Date Value is based on a nine-year option term. Other assumptions used for the Black-Scholes option pricing model are: risk-free rate of return of 4.67%, a volatility factor of 17.0% and a dividend yield of 0.5% during the option term. The resulting value derived from the Black-Scholes model was reduced by 43% for lack of marketability and liquidity.

(3) Options vest over time and fully vest by December 2, 2003.

     The following table summarizes for each of the named executive officers the number of shares of Common Stock acquired upon exercise of options during the fiscal year ended December 31, 1998, the dollar value realized upon exercise of options, the total number of shares of Common Stock underlying unexercised options held at December 31, 1998 (exercisable and unexercisable), and the aggregate dollar value of in-the-money, unexercised options held at December 31, 1998 (exercisable and unexercisable). Value realized upon exercise is the difference between the fair market value of the underlying Common Stock on the exercise date and the exercise or base price of the option. Value of unexercised, in-the-money options at fiscal year-end is the difference between its exercise price and the fair market value of the underlying stock as of December 31, 1998, which was $25.1875 per share. These values, unlike any amounts which may be set forth in the column headed "value realized" have not been, and may never be, realized. The underlying options have not been, and may not be, exercised; the actual gains, if any, on exercise will depend on the value of the Company's Common Stock on the date of exercise. There can be no assurance that these values will be realized.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1998
                          AND FY-END OPTION/SAR VALUES

                                                                  NUMBER OF
                                                                  SECURITIES                       VALUE OF
                                                                  UNDERLYING                     UNEXERCISED
                                                                 UNEXERCISED                     IN-THE-MONEY
                                                               OPTIONS/SARS AT                 OPTIONS/SARS AT
                                                                  FY-END(#)                       FY-END($)
                       SHARES ACQUIRED       VALUE       ----------------------------    ----------------------------
        NAME           ON EXERCISE(#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           ---------------    -----------    -----------    -------------    -----------    -------------
M.S. Fromstein.......         0               $0           606,543              0        $6,389,423            N/A
T.A. Hueneke.........         0                0            50,000              0           403,125            N/A
J.A. Joerres.........         0                0            33,500         65,000           247,844       $150,000
M.J. Van Handel......         0                0            13,500         35,000           113,906       $ 75,000

STOCK PURCHASE PLANS

     The Company has adopted and maintains several employee stock purchase plans designed to encourage employees to purchase Company Common Stock. The plans are broad based and are available to all U.S. employees (including qualifying temporary employees) and employees in certain other countries. The plans generally provide that employees accumulate funds through payroll deductions over a prescribed offering period (one to seven years) and are entitled to purchase shares at a discount (a maximum of 15%) from the market price at the beginning and/or end of the offering period. No more than $25,000 of stock, measured by the market price as of the beginning of the offering period, may be purchased by any participating employee in any year.

PENSION PLANS

     The Company maintains a broad-based qualified, noncontributory defined benefit pension plan for eligible U.S. employees (the "Qualified Plan"). The Company has also established a nonqualified, deferred compensation plan to provide retirement benefits for management and other highly compensated employees in the U.S. who are ineligible to participate in the Qualified Plan (together with the "Qualified Plan," the "U.S. Pension Plans"). Certain of the Company's foreign subsidiaries maintain various pension and retirement plans. None of the Company's executive officers have participated in such foreign plans. Under the U.S. Pension Plans, a pension is payable upon retirement at age 65, or upon earlier termination if certain conditions are satisfied. The pension benefit is based on years of credited service and the average monthly compensation received during the last five consecutive calendar years prior to retirement. Compensation covered by the plans is base salary or hourly wages, unless paid entirely on a commission basis, in which case commissions of up to $20,000 per calendar year are taken into account. Bonuses, overtime pay or other kinds of extra compensation are not considered. Under his employment agreement, Mr. Fromstein is entitled to receive, upon termination of employment for any reason, total retirement benefits, when added to those payable under the U.S. Pension Plans, equal to those payable as if he had 30 years of credited service under the Qualified Plan and as if certain Qualified Plan limitations did not apply. Under the non-qualified, deferred compensation plan, Messrs. Hueneke, Joerres and Van Handel are entitled to receive, upon termination of employment for any reason, retirement benefits equal to those payable based on 25, 5 and 10 years of credited service under the Qualified Plan, respectively, and as if certain Qualified Plan limitations did not apply.

     The table below shows the estimated aggregate annual benefit, computed as a straight life annuity amount, under the Company's U.S. Pension Plans (without Qualified Plan limitations) at various salary levels and years of credited service payable upon retirement at age 65 or later. The benefit shown is not subject to any deduction for any Social Security benefit:

                               PENSION PLAN TABLE

                                                          YEARS OF CONSECUTIVE SERVICE
FINAL AVERAGE                           ----------------------------------------------------------------
 ANNUAL PAY                                10            15            20            25            30
-------------                              --            --            --            --            --
 $  100,000     ....................    $  8,784      $ 13,177      $ 17,569      $ 21,961      $ 26,353
    200,000     ....................      18,784        28,177        37,569        46,961        56,353
    300,000     ....................      28,784        43,177        57,569        71,961        86,353
    400,000     ....................      38,784        58,177        77,569        96,961       116,353
    500,000     ....................      48,784        73,177        97,569       121,961       146,353
    600,000     ....................      58,784        88,177       117,569       146,961       176,353
    700,000     ....................      68,784       103,177       137,569       171,961       206,353
    800,000     ....................      78,784       118,177       157,569       196,961       236,353
    900,000     ....................      88,784       133,177       177,569       221,961       266,353
  1,000,000     ....................      98,784       148,177       197,569       246,961       296,353
  1,100,000     ....................     108,784       163,177       217,569       271,961       326,353

EMPLOYMENT AND OTHER AGREEMENTS

     Messrs. Fromstein, Hueneke, Joerres and Van Handel have each entered into employment agreements with the Company.

     Under his agreement, Mr. Fromstein receives an annual base salary of $860,000, an annual incentive bonus based on the Company's Adjusted Net Profit Before Tax (as defined in the agreement) and, upon retirement, retirement benefits under the Company's U.S. Pension Plans based on 30 years of service and calculated as if certain limitations of the Qualified Plan did not apply. See "Pension Plans." If Mr. Fromstein's employment is terminated other than for cause, Mr. Fromstein is entitled to receive: (i) all base compensation and other benefits to which he was entitled through his date of termination, including a prorated bonus; (ii) two years of base compensation plus the highest incentive bonus paid to him since 1990; (iii) a cash payment equal to the fair market value of any stock options, SARs, purchase rights or restricted stock held pursuant to any benefit plan which ceases to cover him; and (iv) certain other benefits as specified in the agreement.

     Under his agreement, Mr. Hueneke is entitled to receive an annual base salary of $350,000 and an annual incentive bonus based on the Company's Specified Operating Unit Profits (as defined in the agreement). If Mr. Hueneke's employment is terminated for other than Cause (as defined in the agreement), Mr. Hueneke is entitled to receive: (i) all base compensation and other benefits to which he was entitled through his date of termination, including a prorated bonus; (ii) two years of base compensation plus the greater of (a) the highest incentive bonus paid to him during the prior five years and (b) the incentive bonus which would have otherwise been paid to him for the year of termination; and (iii) certain other benefits as specified in the agreement.

     Under his agreements, Mr. Joerres is entitled to receive an annual base salary of $300,000 and an annual bonus determined by the Executive Compensation Committee, subject to ratification by the Board of Directors. If Mr. Joerres' employment is terminated by the Company for other than Cause (as defined in the agreement) or by Mr. Joerres for Good Reason (also defined in the agreement), Mr. Joerres is entitled to receive: (i) all base compensation and other benefits to which he was entitled through his date of termination, including a prorated bonus; (ii) one year of base compensation (two and one-half times this amount if termination is in connection with a change of control), plus the highest incentive bonus paid to him during the prior three years or the current year (two and one-half times this amount if termination is in connection with a change of control); and (iii) certain other benefits as specified in the agreement.

     Under his agreements, Mr. Van Handel is entitled to receive an annual base salary of $225,000 and an annual incentive bonus recommended by the Chief Executive Officer and approved by the Executive Compensation Committee. If Mr. Van Handel's employment is terminated by the Company for other than Cause (as defined in the agreement) or by Mr. Van Handel for Good Reason (also defined in the agreement), Mr. Van Handel is entitled to receive: (i) all base compensation and other benefits to which he was entitled through his date of termination, including a prorated bonus; (ii) one year of base compensation (two times this amount if termination is in connection with a change of control), plus the highest incentive bonus paid to him during the prior three years (two times this amount if termination is in connection with a change of control); and (iii) certain other benefits as specified in the agreement.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Executive Compensation Committee of the Board of Directors has furnished the following report on executive compensation. Because certain matters related to performance-based compensation are approved by the Executive Performance Compensation Committee, that Committee joins in the report of the Executive Compensation Committee.

General Compensation Policies

     Under the Committee's current policy, the compensation structure for the Company's executives consists in general of three principal components: base salary, annual bonus and periodic grants of stock options or, occasionally, restricted stock. The Committee believes that this approach creates both short-term and long-term incentives for corporate management. As a result of these policies, a high proportion of compensation for the Company's senior executives is at risk through the annual bonus, generally based on formulas tied to profitability of the individual's profit center, as well as stock ownership and/or stock options, which create a direct link between long-term remuneration and the price of the Company's Common Stock.

     Base salary determinations are an important ingredient in attracting and retaining quality personnel in a competitive market. Base salaries are set at levels based generally on subjective factors, including the individual's level of responsibility, experience and past performance record. As a large multinational business, the Company competes for senior executive talent with large public and private companies throughout the world, many of which are not in businesses which directly compete with the Company. These are not the same companies as those included in the Dow Jones Other Industrial & Commercial Services Index which is used as a peer group to compare shareholder returns in the Performance Graph.

     The Committee also believes that a significant portion of compensation should be directly related to and contingent upon Company profitability based on objective performance criteria. Accordingly, it is the Company's general practice that the senior executive officers of the Company as well as many other senior executives of the Company and its subsidiaries participate in bonus arrangements based on formulas and other criteria tied to profitability of the individual's profit center or the Company as a whole. The Company may in its discretion make exceptions to the Company's general bonus determination practices based on mid-year changes in an individual's responsibilities or other factors.

     The Committee believes that it is important that the senior executive officers and key executives of the Company and its subsidiaries hold equity positions in the Company. Stock option grants to executives permit them to hold equity interests at more meaningful levels than they could through other alternatives, such as stock purchase arrangements. Accordingly, while the Committee is conscious of the dilutive effects of stock options on shareholders, it believes that stock option grants at reasonable levels are an important component of executive compensation. In addition, because of the nature of the Company's operations, the Company's management believes, and the Committee agrees, that it is important that stock options be granted to a broad range of employees where the options provide an important incentive. Approximately 312 employees and two senior executive officers received option grants in 1998.

     The Committee is responsible for establishing the compensation of Mr. Fromstein, the President and Chief Executive Officer of the Company, Mr. Hueneke, Executive Vice President, and Mr. Joerres, Senior Vice
President -- European Operations and Marketing and Major Account Development, subject to ratification by the Board of Directors. In addition, the Committee has responsibility to approve the compensation of other senior executives, including Mr. Van Handel, and to review the compensation of other senior managers of the Company and its subsidiaries. However, the base salaries of Messrs. Fromstein, Hueneke, Joerres and Van Handel and the bonuses of Messrs. Fromstein and Hueneke are determined pursuant to separate employment agreements described under "Employment and Other Agreements" above.

Chief Executive Officer Compensation

     Mr. Fromstein's base salary and bonus are determined on the basis of his employment agreement. Mr. Fromstein's employment agreement establishes a base salary of $860,000, which has been fixed at this level since 1989. Mr. Fromstein's annual bonus is determined under the employment agreement by measuring the Company's pretax profit for the year (subject to certain adjustments) against a graduated scale after exceeding a threshold level. Accordingly, Mr. Fromstein's bonus will fluctuate significantly based on the Company's operating performance. For example, the Company's pretax profit increased from 1996 to 1997 by approximately 3% and Mr. Fromstein's total cash compensation increased by 9%. Mr. Fromstein voluntarily agreed to a $1,611,750 reduction in his 1998 bonus in recognition of the 1998 charge to earnings for the write-down of capitalized software and as a result his total cash compensation decreased from 1997 to 1998 by approximately 53% compared to a decrease in Company pretax profit of about 54%.

Other Executive Officers of the Company

     The base salary and bonus of Mr. Hueneke are determined on the basis of his employment agreement. Mr. Hueneke's annual bonus is determined under the employment agreement by measuring the total operating unit profits of certain regions in which the Company conducts business over which Mr. Hueneke has responsibility for the fiscal year (subject to certain adjustments) against a graduated scale after exceeding a threshold level. Accordingly, Mr. Hueneke's bonus will fluctuate significantly based on the Company's operating performance in the regions over which he has management responsibility. Mr. Hueneke also voluntarily agreed to a $209,940 reduction in his 1998 bonus in recognition of the 1998 charge to earnings for the write-down of capitalized software.

     Mr. Joerres' base salary is determined on the basis of the nature of his position, his contribution to the Company and his experience and tenure. Mr. Joerres' employment agreement establishes a base salary of $300,000, which was determined in accordance with the foregoing factors.

     Mr. Van Handel's base salary is determined on the basis of the nature of his position, his contribution to the Company and his experience and tenure. Mr. Van Handel's employment agreement establishes a base salary of $225,000, which was determined in accordance with the foregoing factors.

     Mr. Joerres' bonus for 1998 in the amount of $300,000 was determined by the Committee, and Mr. Van Handel's bonus for 1998 in the amount of $150,000 was approved by the Committee, based on its subjective assessment taking into account the recommendations of the Chief Executive Officer, the added responsibilities assumed by each of Mr. Joerres and Mr. Van Handel during 1998, and overall Company and individual performance during 1998.

Internal Revenue Code Section 162(m)

     Section 162(m) of the IRC generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to the corporation's chief executive officer and four other most highly compensated executive officers in service as of the end of any fiscal year. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee currently intends to structure compensation amounts and plans which meet the requirements for deductibility. In order to satisfy these requirements, the annual bonus arrangements for Messrs. Fromstein and Hueneke have been approved by the Executive Performance Compensation Committee and the shareholders. Because of uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the efforts of the Company in this area, that compensation intended by the Company to satisfy the requirements for deductibility under
Section 162(m) does in fact do so.

THE EXECUTIVE COMPENSATION COMMITTEE    THE EXECUTIVE PERFORMANCE COMPENSATION COMMITTEE
 Dudley J. Godfrey, Jr. (Chairman)                     Marvin B. Goodman
         Marvin B. Goodman                              Newton N. Minow
           J. Ira Harris

     EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dudley J. Godfrey, Jr. is a shareholder in Godfrey & Kahn, S.C., which is general counsel to the Company.

     J. Ira Harris is currently Chairman of J. I. Harris & Associates, a consulting firm, which may from time to time perform services for the Company.

                               PERFORMANCE GRAPH

     Set forth below is a graph for the periods ending December 31, 1993-1998 comparing the cumulative total shareholder return on the Company's Common Stock, with the cumulative total return of companies in the Standard & Poor's 500 Stock Index and the Dow Jones Other Industrial & Commercial Services Index. The graph assumes a $100 investment on December 31, 1993 in the Company's Common Stock, the S&P 500 Stock Index and the Dow Jones Other Industrial & Commercial Services Index and assumes the reinvestment of all dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    AMONG MANPOWER, S&P 500 STOCK INDEX AND
             DOW JONES OTHER INDUSTRIAL & COMMERCIAL SERVICES INDEX
PERFORMANCE GRAPH

                                                       MANPOWER               S&P 500 STOCK INDEX      DOW JONES OTHER INDUSTRIAL
                                                       --------               -------------------        & COMMERCIAL SERVICES
                                                                                                                 INDEX
                                                                                                       --------------------------
'12/93'                                                   100                         100                         100
'12/94'                                                   160                         101                          97
'12/95'                                                   161                         139                         124
'12/96'                                                   187                         171                         135
'12/97'                                                   204                         229                         161
'12/98'                                                   146                         294                         184

                                                                         DECEMBER 31,
                                                         1993    1994    1995    1996    1997    1998
                                                         ----    ----    ----    ----    ----    ----
Manpower.............................................    $100    $160    $161    $187    $204    $146
S&P 500 Stock Index..................................    $100    $101    $139    $171    $229    $294
Dow Jones Other Industrial & Commercial Services
  Index..............................................    $100    $ 97    $124    $135    $161    $184

     2. INCREASE IN NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 1994 EXECUTIVE STOCK OPTION AND RESTRICTED STOCK PLAN OF MANPOWER INC.

GENERAL

     In 1994 the Board of Directors adopted and the shareholders approved the 1994 Executive Stock Option and Restricted Stock Plan of Manpower Inc. (the "Plan"). The purpose of the Plan is to attract and retain superior employees, to provide a stronger incentive for such employees to put forth maximum effort for the continued success and growth of the Company and its subsidiaries, and in combination with these goals, to encourage stock ownership in the Company by employees. As adopted, the Plan authorized 2,000,000 shares of Common Stock to be issued. As of February 22, 1999, there were 122,550 shares issued under the Plan and 1,450,226 shares subject to outstanding options under the Plan, leaving a balance of 427,224. The Board of Directors has increased the number of shares of Common Stock authorized under the Plan from 2,000,000 to 4,000,000, subject to approval by the Company's shareholders. Accordingly, at the Annual Meeting shareholders will consider a proposal to increase the number of shares available for issuance under the Plan.

TERMS OF THE PLAN

     The Executive Compensation Committee (the "Committee") administers the Plan. All employees of the Company and its subsidiaries are eligible to participate in the Plan. As of February 22, 1999, the Company and its subsidiaries have approximately 15,300 permanent employees eligible to participate in the Plan. Under the Plan, the Committee has sole authority in its discretion, subject to the express provisions of the Plan, to determine the exercise price of the shares covered by each option, the employees to whom and the time or times at which options or restricted stock will be granted, the amount of restricted stock to be granted, the number of shares subject to each option and the extent to which options may be exercised in installments, and the terms and provisions of the respective option agreements and the restricted stock grants. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended.

     The Board of Directors may, from time to time, amend the Plan in any respect. However, no amendment may be made without the approval of the Company's shareholders if shareholder approval is required for such amendment under applicable tax, securities or other law.

FEDERAL INCOME TAX CONSEQUENCES

     In connection with the exercise of an option, an employee may elect to satisfy his or her federal and state income tax withholding obligations, if any, upon exercise of the option by having the Company withhold a portion of the shares otherwise to be delivered upon exercise of the option having a fair market value equal in whole or in part to the amount of federal and state income taxes required to be withheld on exercise. In connection with the vesting of restricted stock, a participant may elect to satisfy his or her federal and state income tax withholding obligations by surrendering or having the Company retain a number of vested shares having a fair market value equal to the withholding obligation on the date the shares are retained by the Company. A participant who makes an election under Section 83(b) under the Internal Revenue Code of 1986, as amended, relating to his restricted stock may, at his election, satisfy his obligation for the payment of withholding taxes by delivering to the Company shares already owned having a fair market value equal to the withholding obligation.

     If a participant is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, special rules may apply to the timing of the election and withholding.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of a majority of the votes cast on this proposal is required to approve the proposal. Abstentions will not be counted as voting, and, therefore, will have no impact on the approval of the proposal.

     The Board of Directors recommends you vote FOR the increase in the number of shares authorized under the 1994 Executive Stock Option and Restricted Stock Plan of Manpower Inc. and your proxy will be so voted unless you specify otherwise.

                    3. RATIFICATION OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee and subject to ratification by the shareholders at the Annual Meeting, the Board of Directors has appointed Arthur Andersen LLP, an independent public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999. Arthur Andersen LLP has audited the Company (or its predecessors) since 1975. Representatives of Arthur Andersen LLP will attend the Annual Meeting and have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

     If the shareholders do not ratify the appointment of Arthur Andersen LLP, the selection of the Company's independent auditors will be reconsidered by the Board of Directors.

     The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of Arthur Andersen LLP as the independent auditors for the fiscal year ending 1999. Abstentions will not be counted as voting and, therefore, will have no impact on the approval of the proposal.

     The Board of Directors recommends you vote FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 and your proxy will be so voted unless you specify otherwise.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     In accordance with the Company's By-Laws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2000 Annual Meeting of Shareholders must be received by the Company no later than January 27, 2000. To be considered for inclusion in the proxy statement solicited by the Board of Directors, shareholder proposals for consideration at the 2000 Annual Meeting of Shareholders of the Company must be received by the Company at the Company's principal executive offices by December 1, 1999. Notices of shareholder proposals received after December 1, 1999 shall be considered untimely. Such nominations or proposals must be submitted to Mr. Michael J. Van Handel, Secretary, Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin 53217. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of stock in the Company. Copies of these reports must also be furnished to the Company. Based solely on a review of these copies, the Company believes that during 1998 all filing requirements were met.

                                 OTHER MATTERS

     Although management is not aware of any other matters that may come before the Annual Meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

     Shareholders may obtain a copy of the Company's Annual Report to the Securities and Exchange Commission as filed on Form 10-K at no cost by writing to Mr. Michael J. Van Handel, Secretary, Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin 53217.

                                          By Order of the Board of Directors,

                                          Michael J. Van Handel, Secretary

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.     Please mark    X
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.                                         your votes as
                                                                                                                    indicated in
                                                                                                                    this example

1. ELECTION OF DIRECTORS          NOMINEES: Dudley J. Godfrey, Jr. and Marvin B. Goodman      2. Increase in shares authorized for
                                                                                                 issuance under the 1994 Executive
   FOR all nominees   WITHHOLD    (INSTRUCTION: To withhold authority to vote for any            Stock Option and Restricted Stock
   listed to the      AUTHORITY   individual nominee, write that nominee's name in the           Plan of Manpower Inc.
   right (except as   to vote     space provided below.)
   marked to the      for all
   contrary)          nominees
                      listed to
                      the right

                                                                                                     FOR    AGAINST    ABSTAIN
                                   ------------------------------------------------------            |_|      |_|        |_|

3. Ratification of Arthur Andersen LLP as    4. In their discretion, the Proxies are authorized to vote upon such other business as
   the Company's independent auditors for       may properly come before the meeting.
   1999.

        FOR    AGAINST    ABSTAIN                 Please sign exactly as name appears hereon. When
        |_|      |_|        |_|                   shares are held by joint tenants, both should sign.
                                                  When signing as attorney, executor, administrator,
                                                  trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by
                                                  President or other authorized officer. If a partnership,
                                                  please sign in partnership name by authorized person.


                                                  Dated:____________________________________________, 1999


                                                  ________________________________________________________

                                                                         (Signature)

                                                  ________________________________________________________

                                                                (Signature if held jointly)

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

                          /\ FOLD AND DETACH HERE /\

                                 MANPOWER INC.

                                 ANNUAL MEETING
                                       OF
                           MANPOWER INC. SHAREHOLDERS

                             MONDAY, APRIL 26, 1999
                                   10:00 A.M.

                     BRADLEY PAVILION OF THE MARCUS CENTER
                            FOR THE PERFORMING ARTS
                             929 NORTH WATER STREET
                              MILWAUKEE, WISCONSIN


-------------------------------------------------------------------------------
|                                                                              |
|                                     AGENDA                                   |
|                                     ------                                   |
|                                                                              |
|  *    Elect two directors to serve until 2002 as Class III directors.        |
|  *    Increase the number of shares authorized for issuance under the 1994   |
|       Executive Stock Option and Restricted Stock Plan of Manpower Inc.      |
|  *    Ratify the appointment of Arthur Andersen LLP as the Company's         |
|       independent auditors for 1999.                                         |
|  *    Transact such other business as may properly come before the meeting.  |
|                                                                              |
--------------------------------------------------------------------------------

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 MANPOWER INC.


The undersigned hereby appoints Mitchell S. Fromstein and Michael J. Van Handel proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Manpower Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held April 26, 1999 or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


                          /\ FOLD AND DETACH HERE  /\